UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2025

Athira Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39503	45-3368487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18706 North Creek Parkway, Suite 104
Bothell, WA 98011

(Address of principal executive offices, including zip code)

(425) 620-8501

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ATHA	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐).

Item 8.01. Other Events.

As previously reported, on October 16, 2024, Athira Pharma, Inc. (the “Company”) received written notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price for the Company’s common stock (the “Common Stock”) had fallen below $1.00 per share for 30 consecutive business days, which is the minimum closing bid price required to maintain listing on The Nasdaq Stock Market under applicable Nasdaq Listing Rules (the “Minimum Bid Requirement”).

On October 2, 2025, the Company received written notice from Nasdaq notifying the Company that since the closing bid price for the Common Stock was $1.00 per share or greater for ten consecutive business days, the Company has regained compliance with the Minimum Bid Requirement and this matter is now closed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Athira Pharma, Inc.

Date:	October 3, 2025	By:	/s/ Mark Litton
Mark Litton
President and Chief Executive Officer